008 Putnam Convertible Income-Growth Trust
4/30/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	11,683
Class B	1,892
Class C	71

72DD2	(000s omitted)

Class M	130
Class Y	824

73A1

Class A	0.272
Class B	0.225
Class C	0.224

73A2

Class M	0.240
Class Y	0.288

74U1	(000s omitted)

Class A	42,615
Class B	8,265
Class C	367

74U2	(000s omitted)

Class M	598
Class Y	2,775

74V1

Class A	13.69
Class B	13.48
Class C	13.63

74V2

Class M	13.59
Class Y	13.69